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                                                                  EXHIBIT 23.2


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                             VORISEK & COMPANY, LLC
                   CERTIFIED PUBLIC ACCOUNTANTS - CONSULTANTS
                3301 Chellington Drive, McHenry, Illinois 60050
                         815-344-9336, fax 815-344-9350
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 26, 2000 relating to the financial statements of Rogers International Raw Materials Fund, LP, which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

Vorisek & Company LLC                   /s/ Vorisek & Company LLC
July 11, 2000